Exhibit 3.2
ADAMS RESPIRATORY THERAPEUTICS, INC.
RESTATED BY-LAWS
ARTICLE I
OFFICES
     SECTION 1.1. Registered Office and Agent. The registered office of the Corporation in the State of Delaware shall be located at 2711 Centerville Road, Ste. 400, in the City of Wilmington, County of New Castle, State of Delaware, and the name of the resident agent in charge thereof shall be The Corporation Service Company or such other office or registered agent as the board of directors may designate in accordance with the applicable provisions of the Delaware General Corporate Law.
     SECTION 1.2. Other Offices. The Corporation may also have offices at other places within or without the State of Delaware as the board of directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
     SECTION 2.1. Place of Meeting. Any meeting of the stockholders may be held at such time and place within or without the State of Delaware as the board of directors may designate, provided that at least ten (10) days’ notice of the place so fixed is given to the stockholders entitled to vote thereat.
     SECTION 2.2. Annual Meetings. The annual meeting of the stockholders shall be held on the date fixed therefor by the board of directors; provided, however, that the first annual meeting shall be held within thirteen months after the organization of the Corporation, and each succeeding annual meeting shall be held within thirteen months after the last preceding annual meeting.
     SECTION 2.3. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called by the President or by the board of directors (either by written instrument signed by a majority or by resolution adopted by a vote of the majority), and special meetings shall be called by the President or the Secretary whenever stockholders owning a majority of the capital stock issued, outstanding and entitled to vote so request in writing. Such request shall state the purpose or purposes of the proposed meeting.
     SECTION 2.4. Notice of Meeting. Unless waived as provided in Article VII of these by-laws, written or printed notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, or by telecopy, by or at the direction of the President, or the Secretary, or of the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. If notice is given by telegram or telecopy, such notice shall be deemed to be delivered when delivered to the telegraph company, or sent via facsimile transmission, as the case may be.
     SECTION 2.5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting, or at any adjournment of a meeting, of stockholders; or entitled to express consent to corporate action in writing without a meeting; or entitled to receive payment of any dividend or other distribution or allotment of any rights; or entitled to exercise any rights in respect of any change, conversion, or exchange of stock; or for the purpose of any other lawful action; the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than fifteen days before the date of such meeting, nor more than sixty nor less than fifteen days prior to any other action. If no record date is fixed, (i) the record date for determining stockholders entitled to notice of or to vote at any meeting shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived by all stockholders, at the close of business on the day next preceding the day on which the meeting is held; (ii) and if prior action by the board of directors is not required under applicable Delaware law, the record date for determining stockholders entitled to express consent to corporate action without a meeting shall be the first date on which a signed consent is delivered to the Corporation; and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating to such other purpose. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.
     SECTION 2.6. Quorum. Except as otherwise provided by law or by the certificate of incorporation, the presence in person or by proxy at any meeting of stockholders of the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat shall be requisite and shall constitute a quorum. If, however, such majority shall not be represented at any meeting of the stockholders regularly called, the holders of a majority of the shares present in person or by proxy and entitled to vote thereat shall have the power to adjourn the meeting to another time, or to another time and place, without notice other than announcement of adjournment at the meeting, and there may be successive adjournments for like cause and in like manner until the requisite amount of shares entitled to vote at such meeting shall be represented. At such adjourned meeting at which the requisite amount of shares entitled to vote thereat shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

     SECTION 2.7. Votes and Proxies. At each meeting of stockholders, every stockholder shall have one vote for each share of capital stock entitled to vote which is registered in his name on the books of the Corporation on the date on which the transfer books were closed, if closed, or on the date set by the board of directors for the determination of stockholders entitled to vote at such meeting. At such meeting every stockholder shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to the meeting in question, unless said instrument provides for a longer period during which it is to remain in force.
     At all meetings of the stockholders, a quorum being present, all matters shall be decided by majority vote of the shares of stock entitled to vote held by stockholders present in person or by proxy, except as otherwise required by the certificate of incorporation or the laws of the State of Delaware. Unless so directed by the chairman of the meeting, or required by the laws of the State of Delaware, the vote thereat on any question need not be by ballot.
     SECTION 2.8. Consent of Stockholders in Lieu of Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any such consent may be in counterparts and shall be effective as of the date of the last signature thereon needed to make it effective unless otherwise provided therein; provided that within sixty days of the earliest dated consent delivered to the Corporation written consents signed by a sufficient number of stockholders to take action are delivered to the Corporation. Such consent shall be filed with the minutes of proceedings of the stockholders. If the action that is consented to is such as would have required the filing of a certificate under any provisions of the Delaware General Corporation Law if such action had been voted upon by stockholders at a meeting, the certificate filed shall state, in lieu of any statement concerning a vote of stockholders, that written consent has been given in accordance with the provisions of Section 228 of the Delaware General Corporation Law, and that written notice has been given as provided in that Section.

ARTICLE III
DIRECTORS
     SECTION 3.1. Number. The business and property of the Corporation shall be conducted and managed by a board consisting of one or more directors.
     SECTION 3.2. Term of Office. Except as provided in Section 3.3 of this Article III, the board of directors shall be elected at the annual meeting of the stockholders or at a special meeting called for that purpose. A director shall hold office until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. No director shall be removed from office without cause, except upon the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors.
     SECTION 3.3. Vacancies. If any vacancy shall occur among the directors, or if the number of directors shall at any time be increased, the directors in office, although less than a quorum, by a majority vote may fill the vacancies or newly created directorships. When one or more directors shall resign from the board of directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as herein provided in the filling of other vacancies.
     SECTION 3.4. Meetings. Meetings of the board of directors shall be held at such place within or without the State of Delaware as may from time to time be fixed by resolution of the board of directors or by the President or as may be specified in the notice or waiver of notice of any meeting. Meetings may be held at any time upon the call of the President or any one (1) of the directors in office by oral, telegraphic, facsimile transmission or written notice, duly served or sent or mailed to each director not less than one (1) day before such meeting. Meetings may be held at any time and place without notice if all the directors are present, or if those not present shall in writing or by telegram or cable or facsimile transmission waive notice thereof. A regular meeting of the board of directors may be held without notice immediately following the annual meeting of stockholders at the place where such annual meeting is held. Regular meetings of the board may also be held without notice at such time and place as shall from time to time be determined by resolution of the board of directors. Members of the board of directors may participate in a meeting of such board by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant hereto shall constitute presence in person at such meeting.
     SECTION 3.5. Quorum. A majority of the total number of directors shall constitute a quorum for the transaction of business, and the act of majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors except as otherwise specifically required by statute, the certificate of incorporation or these by-laws. If at any meeting of the board of directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time without notice other than announcement of the adjournment at the meeting, and at such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally notified.

     SECTION 3.6. Chairman. The board of directors may, in its discretion, select from among its members a Chairman at the first meeting of the board who thereafter shall hold such office until his successor shall have been duly elected and shall have qualified or until his death, resignation or removal as herein provided. The Chairman shall preside at all meetings of the board of directors and the stockholders.
     SECTION 3.7. Committees. The board of directors shall have the power to designate one or more committees for such purposes as the board may deem necessary or appropriate. Any committee designated by the board shall keep regular minutes of its proceedings and shall report the same to the board when required, but no approval by the board of any action properly taken by a committee shall be required. Each committee may establish its own rules and procedures consistent with these by-laws for operating and conducting meetings.
     SECTION 3.8. Consent of Directors in Lieu of Meeting. Any action required or permitted to be taken at any meeting of directors of the Corporation may be taken without a meeting without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all of the directors. Any such consent may be in counterparts and shall be effective as of the date of the last signature thereon needed to make it effective unless otherwise provided therein.
ARTICLE IV
OFFICERS
     SECTION 4.1. Officers. The officers of the corporation shall be a President, one or more Vice Presidents, a Secretary, and a Chief Financial Officer or Treasurer, each of whom shall be elected by the board of directors. One or more Assistant Secretaries and Assistant Treasurers and such other officers and assistant officers as may be deemed necessary may also be appointed from time to time by the board of directors. Any two or more offices may be held by the same person, except the offices of President and Secretary.
     SECTION 4.2. Election and Term of Office. The officers of the corporation shall be elected by the board of directors at its first meeting after adoption of these by-laws and thereafter annually at the first meeting of the board of directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.
     SECTION 4.3. Removal. Any officer, employee or agent elected or appointed by the board of directors may be removed, by the affirmative vote of a majority of the board of directors.

     SECTION 4.4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.
     SECTION 4.5. President. The President shall be the principal operating officer of the corporation and, subject to the control of the board of directors, shall, in general, supervise and control all of the business and affairs of the corporation. In the absence of a Chairman, he shall preside at all meetings of the stockholders and of the board of directors. He may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the board of directors from time to time.
     SECTION 4.6. Vice Presidents. Each Vice President (if any) shall have such powers, and shall perform such duties, as shall be assigned to him by the President, and, in the order determined by the board of directors, shall, in the absence or disability of the President, perform his duties and exercise his powers.
     SECTION 4.7. The Secretary. The Secretary shall keep the minutes of the stockholders’ and of the board of directors’ meetings in one or more books provided for that purpose; see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; keep a register of the post office address of each stockholder; sign with the President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the board of directors; and in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the board of directors.
     SECTION 4.8. The Treasurer and Chief Financial Officer . The Treasurer or Chief Financial Officer shall have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article III of these by-laws; and in general perform all the duties incident to the office of Treasurer and Chief Financial Officer and such other duties as may from time to time be assigned to him by the President or by the board of directors.

     SECTION 4.9. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries when authorized by the board of directors, may sign with the President, certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the board of directors. The Assistant Treasurers shall respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the board of directors.
     SECTION 4.10. Compensation. Compensation of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such compensation by reason of the fact that he is also a director of the Corporation.
ARTICLE V
STOCK
     SECTION 5.1. Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman or the President and by the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.
     SECTION 5.2. Transfer of Stock. Transfers of shares of stock of the Corporation shall be made on the books of the Corporation only upon presentation of the certificate or certificates representing such shares properly endorsed or accompanied by a proper instrument of assignment, except as may otherwise be expressly provided by the laws of the State of Delaware or by order by a court of competent jurisdiction. The officers or transfer agents of the Corporation may, in their discretion, require a signature guaranty before making any transfer.
     SECTION 5.3. Lost Certificates. The board of directors may direct that a new certificate of stock be issued in place of any certificate issued by the Corporation that is alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance of a new certificate, require the owner of such lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.

     SECTION 5.4. Registered Stockholders. The Corporation shall be entitled to treat the person in whose name any shares of stock are registered on its books as the owner of such shares for all purposes and shall not be bound to recognize any equitable or other claim or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interest, except as expressly provided by the laws of the State of Delaware.
ARTICLE VI
WAIVERS AND CONSENTS
     SECTION 6.1. Waiver. Attendance of a director at a meeting of the board of directors shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A written waiver of notice signed by a director or directors entitled to such notice, whether before, at, or after the time for notice or the time of the meeting, shall be equivalent to the giving of such notice.
     SECTION 6.2. Action Without Meeting. Any action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the directors and filed with the minutes of proceedings of the board of directors. Any such consent may be in counterparts and shall be effective on the date of the last signature thereon unless otherwise provided therein.
ARTICLE VII
INDEMNIFICATION OF DIRECTORS, OFFICERS,
EMPLOYEES AND AGENTS
     SECTION 7.1 Limitation of Liability. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.
     SECTION 7.2 Indemnification. (1) The Corporation shall indemnify and advance expenses to, to the full extent permitted by, and in the manner permissible under, the laws of the State of Delaware any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or served any other enterprise as a director or officer at the request of the Corporation or any predecessor of the Corporation.

     (2) The foregoing provision of this Article VII shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while this by-law is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing or any action, suit or proceeding theretofore brought based in whole or in part upon any such state of facts.
     (3) The foregoing rights of indemnification shall not be deemed exclusive of any other rights to which any director or officer may be entitled apart from the provisions of this Article.
     (4) The board of directors in its discretion shall have power on behalf of the Corporation to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was an employee of the Corporation.
     (5) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan, against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the Delaware General Corporation Law.
     (6) Upon resolution passed by the board of directors, the Corporation may establish a trust or other designated account, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of certain of its obligations arising under this Article VII.
     (7) If any part of this Article VII shall be found, in any action, suit or proceeding or appeal there from or in any other circumstances or as to any particular officer, director or employee to be unenforceable, ineffective or invalid for any reason, the enforceability, effect and validity of the remaining parts or of such parts in other circumstances shall not be affected, except as other wise required by applicable law.
ARTICLE VIII
FISCAL YEAR
     SECTION 8.1 Fiscal Year. The fiscal year of the Corporation shall be the calendar year or such other 12 month period as the board of directors may from time to time adopt.

ARTICLE IX
SEAL
     SECTION 9.1 Corporate Seal. The board of directors shall adopt a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation, the year of incorporation and the words “Corporate Seal.”
ARTICLE X
AMENDMENTS
     SECTION 10.1 Amendments These by-laws may at any time and from time to time be amended, altered, or repealed by the board of directors, but the stockholders may make additional by-laws and may alter and repeal any by-laws whether adopted by them or otherwise, provided however, that amendment of these by-laws by the stockholders shall require a majority of those stockholders entitled to vote thereon.